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                                                                    EXHIBIT 99.1

For more information, please contact:

Investor Relations:                       Media Relations:
Jocelyn Philbrook                         Laureen McGowan
978-589-8672                              415-434-3200 x15
jphilbrook@sonusnet.com                   lmcgowan@greenoughcom.com

                   SONUS NETWORKS ANNOUNCES SALE OF 17 MILLION
                             SHARES OF COMMON STOCK

WESTFORD, MASS., SEPTEMBER 23, 2003 - Sonus Networks (Nasdaq: SONS), a leading provider of carrier packet voice infrastructure solutions, today announced that it has completed a public offering of 17 million shares of Common Stock at a per share price of $7.75 less applicable underwriter discounts. The offering was made under an effective registration statement.

"Strengthening our balance sheet has been an important objective for Sonus as we continue to develop relationships with some of the world's largest service providers," said Hassan Ahmed, president and CEO, Sonus Networks. "The financial transaction announced today enhances our position as we enter the next phase of the migration from circuit to packet voice networks."

All of the securities were offered by Sonus Networks, and management of the Company did not sell any shares of Common Stock in the offering. The offering was solely underwritten by Goldman, Sachs & Co. Details of the offering are contained in a prospectus related to the offering. This press release shall not constitute an offer to sell or the solicitation of an offer. The offering of the shares of common stock may be made only by means of a prospectus and related prospectus supplement. A copy of the prospectus and related prospectus supplement can be obtained from Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004.

ABOUT SONUS NETWORKS
Sonus Networks, Inc., is a leading provider of packet voice infrastructure solutions for wireline and wireless service providers. With its Open Services Architecture(TM) (OSA), Sonus delivers end-to-end solutions addressing a full range of carrier applications, including trunking, residential access and Centrex, tandem switching, and IP voice termination, as well as enhanced services. Sonus' award-winning voice infrastructure solutions, including media gateways, softswitches and network management systems, are deployed in service provider networks worldwide. Sonus, founded in 1997, is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Sonus that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Cautionary Statements" section of Sonus' Quarterly Report on Form 10-Q, dated August 13, 2003 and filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. These risk factors include, among others, the adverse effect of recent developments in the telecommunications industry, the weakened financial position of many service providers, Sonus' ability to grow its customer base, dependence on new product offerings, market acceptance of its products, rapid technological and market change and manufacturing and sourcing risks. In addition, any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

SONUS IS A REGISTERED TRADEMARK OF SONUS NETWORKS. OPEN SERVICES ARCHITECTURE IS A TRADEMARK OF SONUS NETWORKS. ALL OTHER TRADEMARKS, SERVICE MARKS, REGISTERED TRADEMARKS, OR REGISTERED SERVICE MARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.